Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors
Thoratec Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-97783, 333-72128, 333-61136, 333-32684) on Form S-3 of Thoratec Corporation and (Nos. 333-106238, 333-80807, 333-56212, 333-32223, 333-11883, 33-35549, 33-35719 and 33-72502) of Thoratec Corporation on Form S-8, and Post-Effective Amendment No. 1 to Registration Statement No. 333-90768, Post-Effective Amendment No. 1 to Registration Statement No. 2-97542, Post-Effective Amendment No. 1 to Registration Statement No. 2-78926, and Post-Effective Amendment No. 3 to Registration Statement No. 2-78925 of Thoratec Corporation of our report dated September 30, 2003, with respect to the statements of assets, liabilities, and affiliate investment of Diametrics Medical, Inc. Intermittent Testing Operations (a business unit of Diametrics Medical, Inc.) as of December 31, 2002 and 2001, and the related statements of operations and cash flows for each of the years in the two-year period ended December 31, 2002, which report appears in the Form 8-K/A of Thoratec Corporation dated November 7, 2003.

/s/ KPMG LLP

Minneapolis, Minnesota
November 7, 2003